                                                                   EXHIBIT 3.134

                            CERTIFICATE OF FORMATION
                                       OF
                             TSI WEST CALDWELL, LLC

         UNDER SECTION 18-201 OF THE DEL. LIMITED LIABILITY COMPANY ACT

                  This Certificate of Formation of TSI West Caldwell, LLC, dated as of August 3, 1998, is being duly executed and filed by Curt D. Buyum, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is TSI WEST CALDWELL, LLC.

                  SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                      /s/ Curt D. Buyum
                                                      __________________________
                                                      Name:  Curt D. Buyum
                                                      Title: Authorized Person